Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-257105) of our report dated August 1, 2022, relating to the consolidated financial statements of Wah Fu Education Group Limited included in its annual report (Form 20-F) for the year ended March 31, 2022.

/s/ YCM CPA INC

Irvine, California
August 1, 2022